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                  EXHIBIT NO. (4)(b)
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                                        EXHIBIT NO. (4)(b)

                                   As Amended January 31, 1994

                   STATE OF MICHIGAN
            MICHIGAN DEPARTMENT OF COMMERCE
                 CORPORATION DIVISION
                   LANSING, MICHIGAN


          RESTATED ARTICLES OF INCORPORATION
                 (Profit Corporation)

          These amended and Restated Articles of Incorporation are executed pursuant to the provisions of Sections 641 through 651, Act 284, Public Acts of 1972, as amended, and were duly adopted by the shareholders of Consumers Power Company on April 28, 1989.

          The present name of the corporation is Consumers Power
Company. The former name of the corporation was Consumers Power Company of Michigan.

          Consumers Power Company is the successor to a corporation of the same name which was organized in Maine in 1910 and did business in Michigan from 1915 to 1968.

          The date of filing the original Articles of Incorporation in Michigan was January 22, 1968.

          RESTATED ARTICLES OF INCORPORATION

          The following restated Articles of Incorporation supersede the original Articles as amended and shall be the Articles of Incorporation of the corporation.

                       ARTICLE I

          The name of the corporation is CONSUMERS POWER COMPANY
(hereinafter called the "Company").

                      ARTICLE II

          The purposes for which the Company is formed are as follows:

          (a) To generate, manufacture, produce, gather, purchase, store, transmit, distribute, transform, use, sell and supply electric energy or gas, either artificial or natural, or both electric energy and gas, to the public generally, and to public utilities, natural gas companies and to any and all other entities (whether governmental, public or private); and generally to carry on the electric business or the gas business, or both businesses, as a public utility.

          (b) To generate, manufacture, produce, purchase, transmit, distribute, transform, use, sell and supply hot water, steam, heat, power and energy, or any or all thereof, to the public generally, and to any and all other entities (whether governmental, public or private); and generally to carry on any or all of such businesses as a public utility.

          (c) To acquire by lease, purchase, grant, donation, devise, bequest or otherwise, all such lands, easements, royalties, leaseholds, flowage rights, water power and other property, real, personal or mixed, tangible or intangible, and any interest therein, wherever the same may be located and whether within or without the State of Michigan, as may be necessary, incidental or appropriate to the carrying out of any of its purposes, and to hold, convey, mortgage or lease, with or without any of its franchises, corporate or otherwise, any of the foregoing.

          (d) To dam any stream or streams, lake or other body of water, and excavate, construct, maintain, repair and improve any existing stream, lake, reservoir, body of water, or canal, or which it may excavate and construct, with water power appurtenant thereto; to flood, flow and submerge land and property by any means whatsoever, including but not limited to, the construction of the necessary dams or other facilities in any canal, or in creeks, streams, reservoirs, lakes or other bodies of water or watercourses, natural or artificial; to excavate, construct, improve, maintain, repair, remove and replace reservoirs, dams, dikes and other facilities; and to condemn all lands, easements, rights of way, waterpowers, flowage rights, gas royalties, natural gas leaseholds, royalty interests, and other property, and any and all interests therein, to the extent authorized, and subject to the limitations imposed, by the laws of the State of Michigan or of any other State applicable thereto.

          (e) To explore for, mine, produce, gather, purchase, store, transmit, distribute, refine, sell and supply natural gas, oil and other hydrocarbons.

          (f)  To sell appliances and carry on an appliance business.

          (g) To carry on any and all other businesses and perform any and all other acts incident to or appropriate in connection with any of the foregoing.

          (h) To guarantee, subscribe for, purchase, invest in, own, hold or otherwise acquire, sell, assign, transfer, mortgage, pledge or otherwise dispose of, the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by, or any other evidences of interest in, any other corporation or corporations or other entity of the District of Columbia or of the State of Michigan or any other State, country, nation or government so far as permitted by the laws applicable thereto, and while the owner thereof to exercise all the rights, powers and privileges of ownership, including the right to vote thereon or with respect thereto and to receive all dividends or payments thereon, so far as permitted by the laws applicable thereto; to lend money to or aid in any lawful manner whatsoever any corporation or other entity now existing or hereafter formed whose shares of capital stock, bonds, securities or evidences of indebtedness, or other evidences of interest therein, are held or are in any manner guaranteed by the Company; and to do any and all lawful acts and things to protect, preserve, improve or enhance the value of any such shares of capital stock, bonds, securities, evidences of indebtedness or other interests.

          (i) To acquire, purchase, hold, sell and transfer shares of its own capital stock, bonds and other evidences of indebtedness to the extent and in the manner authorized by, and subject to any requirements of, the laws applicable thereto.

          (j) To borrow money and issue, sell or pledge bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness, whether secured by mortgage, pledge or otherwise, or unsecured.

          (k) To make contributions of money, property, services or otherwise for public welfare, including, among other things, charitable, scientific, educational and religious purposes.

          (l) To conduct its business in the State of Michigan, other States, the District of Columbia, the territories and colonies of the United States and in foreign countries and the territories and colonies thereof and to have one or more offices within or without the State of Michigan.

          (m) To have and to exercise all such powers as may be conferred by the laws of the State of Michigan applicable to the Company or to corporations engaged in the State of Michigan in any business which may be carried on by the Company.

          The foregoing clauses shall be construed both as purposes and powers, but no recitation, expression or declaration of specific or special purposes or powers hereinabove enumerated shall be deemed to be exclusive, it being hereby expressly declared that all purposes and powers not inconsistent therewith or with the laws of the State of Michigan applicable to the Company are hereby included, and the Company shall possess all such incidental and other powers as are reasonably necessary, appropriate or convenient to the accomplishment of any of the foregoing purposes or powers, either alone or in association with other corporations, associations, firms, individuals or entities (whether governmental, public or private), to the same extent and as fully as individuals might or could do, as principals, agents, contractors or otherwise.

                      ARTICLE III

          The street and mailing address of the registered office is 212 West Michigan Avenue, Jackson, Michigan 49201.

          The name of the resident agent at the registered office is
T. A. McNish.

                      ARTICLE IV

          The total number of shares of all classes of stock which the Company shall have authority to issue is 188,500,000: 23,500,000 shares of preferred stock, 7,500,000 of which are of the par value of $100 per share and are of a class designated Preferred Stock, and 16,000,000 shares of which are of no par value and are of a class designated Class A Preferred Stock; 40,000,000 shares are of the par value of $1 per share and are of a class designated Preference Stock; and 125,000,000 shares are of the par value of $10 per share and are of a class designated Common Stock.

                       ARTICLE V

          A director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty as a director except (i) for a breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(1) of the Michigan Business Corporation Act, and
(iv) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article V, and no modification to its provisions by law, shall apply to, or have any effect upon, the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

                      ARTICLE VI

          Each director and each officer of the Company shall be indemnified by the Company to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Company. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or hereafter existing statute, any other provision of these Articles, bylaw, agreement, vote of shareholders or otherwise. If the Business Corporation Act of the State of Michigan is amended after approval by the shareholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Michigan, as so amended. Any repeal or modification of this Article VI by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                      ARTICLE VII

          The statement of the designations and the voting and other powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Common Stock, of the Preference Stock, of the Preferred Stock and of the Class A Preferred Stock is as follows:


                    PREFERRED STOCK
          Preferred Stock Issuable in Series

          The shares of Preferred Stock may be divided into and issued in series. Each such series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes, and all shares of the Preferred Stock shall be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

          (a)  The rate of dividend;

          (b) The price at which shares may be redeemed, such price to be not less than $100 or more than $115 per share, plus accrued dividends to the date of redemption;

          (c) The amount payable upon shares in event of involuntary liquidation, which amount shall not be less than $100 per share or more than $115 per share, plus accrued dividends;

          (d) The amount payable upon shares in event of voluntary liquidation, which amount shall not be less than $100 per share or more than $115 per share, plus accrued dividends;

          (e) The terms and conditions, if any, on which shares shall be by their terms convertible into or exchangeable for shares of any other class of stock of the Company over which the Preferred Stock has preference as to payment of dividends and as to assets;

          (f) Subject to the rights and preferences of shares of Preferred Stock set forth under the heading "General Provisions", the terms and conditions of a sinking or purchase fund, if any, for the redemption or purchase of such shares.

          No change shall be made in any of the rights and preferences of any series of Preferred Stock at the time outstanding in those respects in which the shares thereof vary from the shares of other series of Preferred Stock at the time outstanding without the affirmative vote in favor thereof of the holders of at least 66-2/3% of the shares of such series of Preferred Stock at the time outstanding, in addition to such other vote, if any, as may be required for such change under the applicable provisions of these Articles or of the Michigan General Corporation Act.


            Series Established By Articles

          There are hereby established eight series of Preferred Stock designated, respectively, as $4.50 Preferred Stock, $4.52 Preferred Stock, $4.16 Preferred Stock, $7.45 Preferred Stock, $7.72 Preferred Stock, $7.76 Preferred Stock, $7.68 Preferred Stock and $9.70 Preferred Stock.


                 $4.50 Preferred Stock

          The rights and preferences of the shares of $4.50 Preferred Stock in those respects in which the shares thereof may vary from the shares of other series are as follows:

          (a)  The rate of dividend is $4.50 per annum;

          (b) The price at which shares may be redeemed is $110 per share, plus accrued dividends to the date of redemption;

          (c) The amount payable in event of involuntary liquidation is $100 per share, plus accrued dividends;

          (d) The amount payable in event of voluntary liquidation is $105 per share, plus accrued dividends;

          (e) Shares are not, by their terms, convertible or exchangeable;

          (f) Shares are not, by their terms, entitled to the benefit of any sinking or purchase fund.


                 $4.52 Preferred Stock

          The rights and preferences of the shares of $4.52 Preferred Stock in those respects in which the shares thereof may vary from the shares of other series are as follows:

          (a)  The rate of dividend is $4.52 per annum;

          (b) The price at which shares may be redeemed is $104.725 per share, plus accrued dividends to the date of redemption;

          (c) The amount payable in event of involuntary liquidation is $100 per share, plus accrued dividends;

          (d) The amount payable in event of voluntary liquidation is $102.725 per share, plus accrued dividends;

          (e) Shares are not, by their terms, convertible or exchangeable;

          (f) Shares are entitled to the benefit of the following provisions for a purchase fund.

          So long as any shares of the $4.52 Preferred Stock are outstanding, the Company, as a purchase fund for the benefit of the shares of $4.52 Preferred Stock, will endeavor to purchase, annually commencing with the calendar year following that in which shares of such $4.52 Preferred Stock are originally issued, on a National securities exchange (if listed thereon) or in the open market (if not so listed) at prices not exceeding, as to any shares so purchased, $102.725 per share plus accrued dividends to the date of purchase, the greater of 2% of the maximum number of shares of $4.52 Preferred Stock at any one time issued and outstanding or 4,000 such shares; provided, however, that the Company shall not be obligated to expend for such purposes during any calendar year an amount which would exceed the net income of the Company after dividends on the Preferred Stock of all series for a period of twelve consecutive calendar months within the fourteen consecutive calendar months ending on October 31 of such year. To the extent that such purchases with respect to any calendar year are not effected prior to November 5 of such year, the Company shall, by notice published once in each of two consecutive calendar weeks (on any day of each such week) in one daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York and in one daily newspaper printed in the English language and of general circulation in the City of Detroit, Michigan (the first publication in each city to be on or prior to November 15 of such year), invite tenders from all holders of $4.52 Preferred Stock to sell to the Company shares of $4.52 Preferred Stock at $102.725 per share plus accrued dividends to the date of purchase. The invitation for tenders shall set forth the method of making tenders and shall specify the number of shares of $4.52 Preferred Stock as to which tenders are being invited, the date on or prior to which tenders must be received (which date shall be not less than 21 nor more than 28 days after the date on which such invitation is first published) and the date of purchase by the Company of and payment for shares tendered (which date shall be not more than seven days after the date on or prior to which tenders must be received). Should there be two or more tenders aggregating more than the number of shares specified in the invitation for tenders, the shares to be purchased by the Company shall be selected by lot in such manner as the Company may determine. All tenders shall be subject to acceptance as a whole or in part. Any determination made by the Company in the acceptance of tenders shall be conclusive. If in any calendar year the Company is obligated to invite tenders pursuant to the foregoing provisions, no shares of Preferred Stock of any series shall be purchased by the Company on or after November 5 of such year, other than shares of $4.52 Preferred Stock tendered pursuant to such invitation, except in connection with a program for the refunding of all or any part of such shares.

          All shares purchased by the Company pursuant to the foregoing provisions shall be held by the Company as treasury stock and appropriate proceedings shall be taken at or prior to the next annual meeting of shareholders to give such shares the status of authorized and unissued shares and to reduce the Company's capital by an amount equal to the amount of capital represented by the shares so purchased, whereupon such shares shall be cancelled and retired and shall thereafter have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, which may be reissued.

          Notwithstanding the foregoing provisions, the Company shall not purchase any shares of $4.52 Preferred Stock pursuant to the foregoing provisions or invite tenders therefor, nor shall the Company be under any obligation by virtue of the foregoing provisions to purchase any shares of $4.52 Preferred Stock or to invite tenders therefor, in any period during which the Company shall be in default for any past dividend period upon the Preferred Stock of any series then outstanding or upon any other stock of the Company over which the Preferred Stock does not have preference as to the payment of dividends or if the purchase of such shares would be unlawful under any applicable provisions of the Michigan General Corporation Act. If the Company shall have duly performed its obligations under the foregoing provisions during any calendar year, the fact that it shall not have purchased the maximum number of shares of $4.52 Preferred Stock which it is obligated to endeavor to purchase shall not increase the number of shares which it is obligated to endeavor to purchase during any subsequent calendar year.

          In the event that the Company shall at any time be in default in the performance of its obligations under the foregoing provisions, no dividends (other than dividends payable in Common Stock) shall be paid or any other distribution of assets made, by purchase of shares or otherwise, on Common Stock or on any other stock of the Company over which the Preferred Stock has preference as to the payment of dividends or as to assets.

          For the purpose of the foregoing provisions, the term "net income of the Company after dividends on the Preferred Stock of all series" shall mean the balance remaining after deducting from the total gross revenues of the Company from all sources: (i) all operating expenses and taxes, including charges to income for general taxes and for federal and state taxes measured by income, for retirement and depreciation reserve and for amortization or other disposition of amounts, if any, classified as amounts in excess of original cost of utility plant, (ii) the amount, if any, by which the aggregate of the charges to income during the period in question for repairs, maintenance and provision for depreciation is less than the maintenance and replacement requirement embodied in the Indenture of Consumers Power Company (of Maine) to City Bank Farmers Trust Company, as Trustee, dated as of September 1, 1945, as amended (hereinafter called the "Indenture"), or any indenture supplemental thereto, succeeding the same or in substitution therefore,
(iii) all interest charges and other income deductions, including charges to income for the amortization of debt discount, premium and expense and of Preferred Stock premium and expense, and (iv) all dividends applicable to the period in question on the Preferred Stock and on all other stock over which the Preferred Stock does not have preference as to the payment of dividends.


                 $4.16 Preferred Stock

          The rights and preferences of the shares of $4.16 Preferred Stock in those respects in which the shares thereof may vary from the shares of other series are as follows:

          (a)  The rate of dividend is $4.16 per annum;

          (b) The price at which shares may be redeemed is $103.25 per share, plus accrued dividends to the date of redemption;

          (c) The amount payable in event of involuntary liquidation is $100 per share, plus accrued dividends;

          (d) The amount payable in event of voluntary liquidation is $101 per share, plus accrued dividends;

          (e) Shares are not, by their terms, convertible or exchangeable;

          (f) Shares are not, by their terms, entitled to the benefit of any sinking or purchase fund.


                 $7.45 Preferred Stock

          The rights and preferences of the shares of $7.45 Preferred Stock in those respects in which the shares thereof may vary from the shares of other series are as follows:

          (a)  The rate of dividend is $7.45 per annum;

          (b) The price at which shares may be redeemed is $108 per share if redeemed prior to April 1, 1978; $106 per share if redeemed thereafter and prior to April 1, 1981; $103 per share if redeemed thereafter and prior to April 1, 1986; and at $101 per share thereafter, plus, in each case, accrued dividends to the date of redemption; provided, however, that prior to April 1, 1978 none of the shares may be redeemed if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of an issue of any stock ranking prior to or on a parity with the $7.45 Preferred Stock if such borrowed funds have an interest rate or cost to the Company (computed in accordance with generally accepted financial practice), or such stock has a dividend rate or cost to the Company (so computed), less than $7.45 per annum;

          (c) The amount payable in event of involuntary liquidation is $100 per share, plus accrued dividends;

          (d) The amount payable in event of voluntary liquidation is $100 per share, plus accrued dividends;

          (e) Shares are not, by their terms, convertible or exchangeable;

          (f) Shares are not, by their terms, entitled to the benefit of any sinking or purchase fund.


                 $7.72 Preferred Stock

          The rights and preferences of the shares of $7.72 Preferred Stock in those respects in which the shares thereof may vary from the shares of other series are as follows:

          (a)  The rate of dividend is $7.72 per annum;

          (b) The price at which shares may be redeemed is $108 per share if redeemed prior to July 1, 1977; $106 per share if redeemed thereafter and prior to July 1, 1982; $103 per share if redeemed thereafter and prior to July 1, 1987; and at $101 per share thereafter, plus, in each case, accrued dividends to the date of redemption; provided, however, that prior to July 1, 1977 none of the shares may be redeemed if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of an issue of any stock ranking prior to or on a parity with the $7.72 Preferred Stock if such borrowed funds have an interest rate or cost to the Company (computed in accordance with generally accepted financial practice), or such stock has a dividend rate or cost to the Company (so computed), less than 7.72% per annum;

          (c) The amount payable in event of involuntary liquidation is $100 per share, plus accrued dividends;

          (d) The amount payable in event of voluntary liquidation is $100 per share, plus accrued dividends;

          (e) Shares are not, by their terms, convertible or exchangeable;

          (f) Shares are not, by their terms, entitled to the benefit of any sinking or purchase fund.


                 $7.76 Preferred Stock

          The rights and preferences of the shares of $7.76 Preferred Stock in those respects in which the shares thereof may vary from the shares of other series are as follows:

          (a)  The rate of dividend is $7.76 per annum;

          (b) The price at which shares may be redeemed is $109.19 per share if redeemed prior to June 1, 1978; $107.25 per share if redeemed thereafter and prior to June 1, 1983; $105.31 per share if redeemed thereafter and prior to June 1, 1988; and at $102.21 per share thereafter, plus, in each case, accrued dividends to the date of redemption; provided, however, that prior to June 1, 1978 none of the shares may be redeemed if such redemption is for the purpose or in anticipation of refunding such share through the use, directly or indirectly, of funds borrowed by the Company, or through the use, directly or indirectly, of funds derived through the issuance by the Company of stock ranking prior to or on a parity with the $7.76 Preferred Stock as to dividends or assets, if such borrowed funds have an effective interest cost to the Company (computed in accordance with generally accepted financial practice) or such stock has an effective dividend cost to the Company (so computed) of less than 7.7439% per annum;

          (c) The amount payable in event of involuntary liquidation is $100 per share, plus accrued dividends;

          (d) The amount payable in the event of voluntary liquidation is $101.43 per share, plus accrued dividends;

          (e) Shares are not, by their terms, convertible or exchangeable;

          (f) Shares are not, by their terms, entitled to the benefit of any sinking or purchase fund.


                 $7.68 Preferred Stock

          The rights and preferences of the shares of $7.68 Preferred Stock in those respects in which the shares thereof may vary from the shares of other series are as follows:

          (a)  The rate of dividend is $7.68 per annum;

          (b) The price at which shares may be redeemed is $108 per share if redeemed prior to November 1, 1978; $106 per share if redeemed thereafter and prior to November 1, 1983; $103 per share if redeemed thereafter and prior to November 1, 1988; and at $101 per share thereafter, plus, in each case, accrued dividends to the date of redemption; provided, however, that prior to November 1, 1978 none of the shares may be redeemed if such redemption is for the purpose or in anticipation of refunding such share through the use, directly or indirectly, of funds borrowed by the Company, or through the use, directly or indirectly, of funds derived through the issuance by the Company of stock ranking prior to or on a parity with the $7.68 Preferred Stock as to dividends or assets, if such borrowed funds have an effective interest cost to the Company (computed in accordance with generally accepted financial practice) or such stock has an effective dividend cost to the Company (so computed), of less than 7.68% per annum;

          (c) The amount payable in event of involuntary liquidation is $100 per share, plus accrued dividends;

          (d) The amount payable in event of voluntary liquidation is $100 per share, plus accrued dividends;

          (e) Shares are not, by their terms, convertible or exchangeable;

          (f) Shares are not, by their terms, entitled to the benefit of any sinking or purchase fund.


                 $9.70 Preferred Stock

          The rights and preferences of the shares of $9.70 Preferred Stock in those respects in which the shares thereof may vary from the shares of other series are as follows:

          (a)  The rate of dividend is $9.70 per annum;

          (b) The price at which shares may be redeemed is $110 per share if redeemed prior to January 1, 1985; $107 per share if redeemed thereafter and prior to January 1, 1990; $104 per share if redeemed thereafter and prior to January 1, 1995; and $101 per share thereafter, except $100 per share if redeemed at any time for the sinking fund, plus, in each case, accrued dividends to the date of redemption; provided, however, that prior to January 1, 1990 none of the shares may be redeemed if such redemption is for the purpose or in anticipation of refunding any such share through the use, directly or indirectly, of funds borrowed by the Company or any subsidiary of the Company, or through the use, directly or indirectly, of funds derived through the issuance by the Company of stock ranking prior to or on a parity with the $9.70 Preferred Stock as to dividends or assets, if such borrowed funds have an interest rate or an effective interest cost to the Company or any subsidiary of the Company (computed in accordance with generally accepted financial practice) or such stock has a dividend rate or an effective dividend cost to the Company (so computed) of less than 9.70% per annum or in any case through the use, directly or indirectly, of funds derived through the issuance by the Company of stock ranking junior to the $9.70 Preferred Stock as to dividends or assets or through the issuance by any subsidiary of the Company of any stock;

          (c) The amount payable in event of involuntary liquidation is $100 per share, plus accrued dividends;

          (d) The amount payable in event of voluntary liquidation is $100 per share, plus accrued dividends;

          (e) Shares are not, by their terms, convertible or exchangeable; and

          (f) The holders of shares of this series shall be entitled to the benefit of a sinking fund as follows:

               On January 1, 1986 and on each January 1 thereafter the Company shall redeem out of funds legally available therefor 5,000 shares of this series (or the number of shares then outstanding if less than 5,000) at a sinking fund redemption price equal to $100 per share plus accrued dividends to the date of redemption. Whenever on any such January 1 funds legally available therefor are insufficient to permit the Company to redeem the full number of shares so required to be redeemed on such date, the Company shall apply to such redemption the proportion of such legally available funds which bears the same ratio to the amount required for the redemption of the full number of shares as the total amount of such legally available funds bears to the total amount required for the purchase or redemption of shares of all series of Preferred Stock and of other classes of stock of the Company ranking on a parity with the Preferred Stock with respect to the payment of dividends and distribution of assets which the Company is then obligated to redeem or purchase. For the purpose of the foregoing provisions, the term "funds legally available therefor" on any January 1 shall mean the surplus of the Company on such January 1 but not exceeding the net income of the Company (determined in accordance with generally accepted accounting principles) for the period of twelve consecutive calendar months ending on the September 30 next preceding such January 1 after deducting therefrom dividends on the Preferred Stock of all series. The Company shall have the option, which shall be non-cumulative, to redeem on January 1, 1986 and on each January 1 thereafter not more than an additional 5,000 shares of this series at such sinking fund redemption price provided, however, that an aggregate of no more than 35,000 shares of this series may be redeemed pursuant to this option. All shares redeemed by the Company pursuant to the foregoing provisions shall be cancelled. Any shares of this series so redeemed and cancelled shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as shares of Preferred Stock, but none of such shall be reissued as shares of this series, and no shares of this series, in addition to the 100,000 shares of this series initially proposed to be issued, shall be issued, as shares of this series.

               In the event that the Company shall at any time be in default in the performance of its obligations under the foregoing provisions of this subdivision (f), no dividends (other than dividends payable in Common Stock) shall be paid or any other distribution of assets made, by purchase of shares or otherwise, on Common Stock or on any other stock of the Company over which the Preferred Stock has preference as to the payment of dividends or as to assets; and

          (g) In the event that a dividend shall be declared and set apart for payment or paid on the $9.70 Preferred Stock for any dividend period which is less than the accrued dividend on the $9.70 Preferred Stock for such dividend period, the Company shall not declare and set apart for payment or pay any dividend on any other series of Preferred Stock for such dividend period if the ratio of such dividend on such other series to the accrued dividend on such other series for such dividend period shall exceed the ratio of such dividend declared and set apart for payment and paid on the $9.70 Preferred Stock for such dividend period to the accrued dividend on the $9.70 Preferred Stock for such dividend period. As used in this subdivision (g), "dividend period" shall have the meaning specified in section (A) of the General Provisions applicable to all shares of Preferred Stock set forth in the Articles of Incorporation.


  Authority of Board of Directors as to Other Series

          To the extent that series of Preferred Stock have not been established and variations in the relative rights and preferences as between series have not been fixed and determined as hereinbefore set forth in these Articles, authority is vested in the Board of Directors of the Company to divide the shares of Preferred Stock into and to establish series of Preferred Stock, to fix and determine within the limitations hereinabove set forth in these Articles the relative rights and preferences of the shares of any series so established, to issue and sell any and all of the authorized and unissued shares of Preferred Stock as shares of any series thereof established by these Articles or by action of the Board of Directors pursuant hereto, and to create a sinking or purchase fund for the redemption or purchase of shares of any series without the necessity of providing a sinking or purchase fund for any other series, and in the event that the Company shall acquire, by purchase or redemption or otherwise, any issued shares of its Preferred Stock of any series, the Board of Directors may resell or convert and sell or otherwise dispose of, in their discretion, any shares so acquired as shares of the same series or of any other duly created series of Preferred Stock.



                CLASS A PREFERRED STOCK
      Class A Preferred Stock Issuable in Series

          The shares of Class A Preferred Stock may be divided into and issued in series. Each such series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes, and all shares of the Class A Preferred Stock shall be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

          (a)  The rate of dividend;

          (b)  The price at which shares may be redeemed;

          (c) The amount payable upon shares in event of involuntary liquidation;

          (d) The amount payable upon shares in event of voluntary liquidation;

          (e) The voting rights of the holders of such series, if any; provided that such holders of all series shall have the voting rights hereinafter specified in these Articles;

          (f) The terms and conditions, if any, on which shares shall be by their terms convertible into or exchangeable for any other securities; and

          (g) The terms and conditions of a sinking or purchase fund, if any, for the redemption or purchase of such shares.

          No change shall be made in any of the rights and preferences of any series of Class A Preferred Stock at the time outstanding in those respects in which the shares thereof vary from the shares of other series of Class A Preferred Stock at the time outstanding without the affirmative vote in favor thereof of the holders of at least 66-2/3% of the shares of such series of Class A Preferred Stock at the time outstanding, in addition to such other vote, if any, as may be required for such change under the applicable provisions of these Articles or of the Michigan Business Corporation Act.

  Authority of Board of Directors As to Other Series

          To the extent that series of Class A Preferred Stock have not been established and variations in the relative rights and preferences as between series have not been fixed and determined as hereinbefore set forth in these Articles, authority is vested in the Board of Directors of the Company to divide the shares of Class A Preferred Stock into and to establish series of Class A Preferred Stock, to fix and determine the relative rights and preferences of the shares of any series so established, to issue and sell any and all of the authorized and unissued shares of Class A Preferred Stock as shares of any series thereof established by these Articles or by action of the Board of Directors pursuant hereto, and to create a sinking or purchase fund for the redemption or purchase of shares of any series without the necessity of providing a sinking or purchase fund for any other series, and in the event that the Company shall acquire, by purchase or redemption or otherwise, any issued shares of its Class A Preferred Stock of any series, the Board of Directors may resell or convert and sell or otherwise dispose of, in their discretion, any shares so acquired as shares of the same series or of any other duly created series of Class A Preferred Stock.

      PREFERRED STOCK AND CLASS A PREFERRED STOCK
                  General Provisions

          In these General Provisions, the Company's Preferred Stock, par value $100 per share, is referred to as the "Preferred Stock"; the Company's Class A Preferred Stock is referred to as the "Class A Preferred Stock"; and the Preferred Stock and Class A Preferred Stock are together referred to as the "Company Preferred Stock".

          (A) The holders of the Company Preferred Stock of each series shall be entitled to receive dividends, payable when and as declared by the Board of Directors, at such rates as shall be determined for the respective series thereof from the first day of the current dividend period within which such stock shall have been originally issued except that, as to any share of Preferred Stock originally issued subsequent to December 31, 1972, from the date upon which such share shall have been originally issued, before any dividends shall be declared or paid upon or set apart for the Common Stock or any other stock of the Company not having preference over the Company Preferred Stock as to payment of dividends. Such dividends shall be cumulative so that if for any dividend period or periods dividends shall not have been paid or declared and set apart for payment upon all outstanding Company Preferred Stock at the rates determined for the respective series, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends shall be declared or paid upon the Common Stock or any other stock of the Company not having preference over the Company Preferred Stock as to payment of dividends. Dividends shall not be declared and set apart for payment, or paid, on the Company Preferred Stock of any one series, for any dividend period, unless dividends have been or are contemporaneously declared and set apart for payment or paid on all series of the Company Preferred Stock for all dividend periods terminating on the same or an earlier date. As to all series of the Company Preferred Stock, the term "dividend period" shall mean any of the four calendar quarters in each year commencing, respectively, the first day of January, April, July and October and the first days of each such calendar quarter shall be the dividend payment dates for the regular quarterly dividends payable for the preceding dividend period on such series.

          (B) When full cumulative dividends as aforesaid upon all series of the Company Preferred Stock then outstanding for all past dividend periods and for the current dividend periods shall have been paid or declared and set apart for payment, the Board of Directors may declare dividends on the Common Stock or any other stock over which the Company Preferred Stock has a preference as to payment of dividends, and no holders of any series of the Company Preferred Stock as such shall be entitled to share therein; provided, however, that no dividends (other than dividends paid in or presently thereafter repaid to the Company for or as a capital contribution with respect to stock over which the Company Preferred Stock has preference as to payment of dividends and as to assets) shall be paid or any other distribution of assets made, by purchase of shares or otherwise, on Common Stock or on any other stock over which the Company Preferred Stock has preference as to payment of dividends or as to assets except out of earned surplus of the Company available for distribution to stock over which the Company Preferred Stock has preference as to payment of dividends and as to assets, or if, at the time of declaration thereof or the making of such distribution there shall not remain to the credit of earned surplus account (after deducting therefrom the amount of such dividends and distribution), an amount at least equal to (i) $7.50 per share on all then outstanding shares of the Preferred Stock, (ii) in respect to the Class A Preferred Stock 7.5% of the aggregate amount established by the Board of Directors to be payable on the shares of each series thereof in the event of involuntary liquidation of the Company, and (iii) $7.50 per share on all then outstanding shares of all other stock over which the Company Preferred Stock does not have preference as to the payment of dividends and as to assets.

          So long as any shares of the Company Preferred Stock are outstanding, the payment of dividends on the Common Stock (other than dividends payable in Common Stock) and the making of any distribution of assets to holders of Common Stock by purchase of shares or otherwise (each of such actions being herein embraced within the term "payment of Common Stock dividends") shall be subject to the following limitations (except as such payments may be approved or permitted by subsequent order of the Securities and Exchange Commission or any successor thereto or any other Federal governmental agency having the same or similar jurisdiction, or, in the event that the Company ceases to be subject to the jurisdiction of said Commission or of any successor thereto or of any such other Federal governmental agency, except as such payments may be permitted in accordance with a waiver of such limitations which shall have been approved by the affirmative vote in favor thereof of the holders of at least 66-2/3% of the shares of Preferred Stock and Class A Preferred Stock (voting as separate classes) at the time outstanding):

          (a) If and so long as the ratio of the aggregate of the par value of, or stated capital represented by, the outstanding shares of Common Stock (including premiums on the Common Stock but excluding premiums on the Company Preferred Stock) and of the surplus of the Company to the total capitalization and surplus of the Company at the end of a period of twelve consecutive calendar months within the fourteen calendar months immediately preceding the calendar month in which the proposed payment of Common Stock dividends is to be made (which period is hereinafter referred to as the "base period"), adjusted to reflect the proposed payment of Common Stock dividends (which ratio is hereinafter referred to as the "capitalization ratio"), is less than 20%, the payment of Common Stock dividends, including the proposed payment, during the twelve calendar months period ending with and including the calendar month in which the proposed payment is to be made shall not exceed 50% of the net income of the Company available for the payment of dividends on the Common Stock during the base period;

          (b) If and so long as the capitalization ratio is 20% or more but less than 25%, the payment of Common Stock dividends, including the proposed payment, during the twelve calendar months period ending with and including the calendar month in which the proposed payment is to be made shall not exceed 75% of the net income of the Company available for the payment of dividends on the Common Stock during the base period;

          (c)  Except to the extent permitted under paragraphs (a) and
               (b) above, the Company shall not make any payment of Common Stock dividends which would reduce the capitalization ratio to less than 25%.

          For the purpose of the foregoing provisions, the following terms shall have the following meanings:

          (1) The term "net income of the Company available for the payment of dividends on the Common Stock" shall mean for any base period the balance remaining after deducting from the total gross revenues of the Company from all sources during such period the following:

               (a) All operating expenses and taxes, including charges to income for general taxes and for federal and state taxes measured by income, for retirement or depreciation reserve and for amortization or other disposition of amounts, if any, classified as amounts in excess of original cost of utility plant; (b) the amount, if any, by which the aggregate of the charges to income during the period in question for repairs, maintenance and provision for depreciation is less than the maintenance and replacement requirement embodied in the Indenture, or any indenture supplemental thereto, succeeding the same or in substitution therefor; (c) all interest charges and other income deductions, including charges to income for amortization of debt discount, premium and expense and of the Company Preferred Stock premium and expense; and
                    (d) all dividends applicable to the period in question on stock having preference over the Common Stock as to the payment of dividends.

          (2) The term "total capitalization" shall mean the aggregate of the principal amount of all outstanding indebtedness of the Company maturing more than twelve months after the date of determination of total capitalization, plus the par value of, or stated capital represented by, the outstanding shares of all classes of stock of the Company, including any premiums on capital stock.

          (3) The term "surplus" shall include capital surplus, earned surplus and any other surplus of the Company, adjusted to eliminate any amounts which may then be classified by the Company on its books as amounts in excess of the original cost of utility plant and which are not provided for by reserve and any items set forth on the asset side of the balance sheet of the Company as a result of accounting convention, such as unamortized debt discount and expense and the Company Preferred Stock expense, unless any such amount or item, as the case may be, is being amortized or is being provided for by reserve.

          (C) Upon any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the Company Preferred Stock of each series, without any preference of the shares of any series of the Company Preferred Stock over the shares of any other series of the Company Preferred Stock, shall be entitled to receive out of the assets of the Company, whether capital, surplus or other, before any distribution of the assets to be distributed shall be made to the holders of Common Stock or of any other stock not having preference as to assets over the Company Preferred Stock, the amount determined to be payable on the shares of such series in the event of voluntary or involuntary liquidation, as the case may be. In case the assets shall not be sufficient to pay in full the amounts determined to be payable on all the shares of the Company Preferred Stock in the event of voluntary or involuntary liquidation, as the case may be, then the assets available for such payment shall be distributed to the extent available as follows: first, to the payment, pro rata, of $100 per share on each share of Preferred Stock outstanding irrespective of series and the amount established by the Board of Directors to be payable on each outstanding share of each series of Class A Preferred Stock in the event of involuntary liquidation; second, to the payment of the accrued dividends on such shares, such payment to be made pro rata in accordance with the amount of accrued dividends on each such share; and, third, to the payment of any amounts in excess of $100 per share of the Preferred Stock outstanding and the difference between the amount established by the Board of Directors to be payable on the outstanding shares of each series of Class A Preferred Stock in the event of voluntary liquidation and the amount similarly determined to be payable on such shares in the event of involuntary liquidation, plus accrued dividends which shall have been determined to be payable on the shares of any series in the event of voluntary or involuntary liquidation, as the case may be, such payment also to be made pro rata in accordance with the amounts, if any, so payable on each such share. After payment to the holders of the Company Preferred Stock of the full preferential amounts hereinbefore provided for, the holders of the Company Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company, either upon any distribution of such assets or upon dissolution, liquidation or winding up, and the remaining assets to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding up, may be distributed among the holders of the Common Stock or of any other stock over which the Company Preferred Stock has preference as to assets. Without limiting the right of the Company to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger, or consolidation, the sale of all the property of the Company to, or the merger or consolidation of the Company into or with any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

          (D) At the option of the Board of Directors of the Company, the Company may redeem any series of the Company Preferred Stock determined to be redeemable, or any part of any series, at any time at the redemption price determined for such series; provided, however, that not less than thirty nor more than sixty days previous to the date fixed for redemption a notice of the time and place thereof shall be given to the holders of record of the Company Preferred Stock so to be redeemed, by mail or publication, in such manner as may be prescribed by the By-laws of the Company or by resolution of the Board of Directors; and, provided, further, that in every case of redemption of less than all of the outstanding shares of any one series of the Company Preferred Stock, the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Directors. At any time after notice of redemption has been given in the manner prescribed by the By-laws of the Company or by resolution of the Board of Directors to the holders of stock so to be redeemed, the Company may deposit, or may cause its nominee to deposit, the aggregate redemption price with some bank or trust company named in such notice, payable on the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective orders of the holders of the shares so to be redeemed, on endorsement to the Company or its nominee, or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon the deposit of said money as aforesaid, or, if no such deposit is made, upon said redemption date (unless the Company defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be shareholders with respect to said shares, and from and after the making of said deposit, or, if no such deposit is made, after the redemption date (the Company not having defaulted in making payment of the redemption price as set forth in such notice), the said holders shall have no interest in or claim against the Company, or its nominee, with respect to said shares, but shall be entitled only to receive said moneys on the date fixed for redemption as aforesaid from said bank or trust company, or if no such deposit is made, from the Company, without interest thereon, upon endorsement, if required, and surrender of the certificates as aforesaid.

          If such deposit shall be made by a nominee of the Company as aforesaid, such nominee shall upon such deposit become the owner of the shares with respect to which such deposit was made and certificates of stock may be issued to such nominee in evidence of such ownership.

          In case the holder of any such Company Preferred Stock shall not, within six years after said deposit, claim the amount deposited as above stated for the redemption thereof, the Depositary shall upon demand pay over to the Company such amounts so deposited and the Depositary shall thereupon be relieved from all responsibility to the holder thereof.

          Nothing herein contained shall limit any legal right of the Company to purchase any shares of the Company Preferred Stock.

          (E) So long as any shares of the Preferred Stock are outstanding, the Company shall not, without the affirmative vote in favor thereof of the holders of at least 66-2/3% of the shares of the Preferred Stock (voting together as a single class) at the time outstanding, adopt an amendment to these Articles if such amendment would either (i) authorize or create any class of stock preferred as to dividends or assets over the Preferred Stock or (ii) change any of the rights and preferences of the then outstanding Preferred Stock; provided, however, that nothing in this paragraph contained shall authorize the adoption of any amendment of these Articles by the vote of the holders of a less number of shares of the Preferred Stock, or of any other class of stock, or of all classes of stock, than is required for such amendment by the laws of the State of Michigan at the time applicable thereto.

          (F) So long as any shares of Class A Preferred Stock are outstanding, the Company shall not, without the affirmative vote in favor thereof of the holders of at least 66-2/3% of the shares of Class A Preferred Stock at the time outstanding (voting together as a single class) adopt an amendment to these Articles if such amendment would either
(i) authorize or create any class of stock preferred as to dividends or assets over the Class A Preferred Stock or (ii) change any of the rights and preferences of the then outstanding Class A Preferred Stock; provided, however, that nothing in this paragraph contained shall authorize the adoption of any amendment of these Articles by the vote of the holders of a lesser number of shares of Class A Preferred Stock, or of any other class of stock, or of all classes of stock, than is required for such amendment by the laws of the State of Michigan at the time applicable thereto.

          (G) So long as any shares of the Company Preferred Stock are outstanding, the Company shall not, without the affirmative vote in favor thereof of the holders of at least 66-2/3% of the shares of the Preferred Stock and Class A Preferred Stock (voting as separate classes) at the time outstanding,

               (a) issue, sell or otherwise dispose of any shares of the Company Preferred Stock or issue, sell or otherwise dispose of any stock over which the Company Preferred Stock does not have preference as to the payment of dividends and as to assets, unless, in any such case, (i) the net income of the Company available for the payment of dividends for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance, sale or disposition of such stock (including, in any case in which such stock is to be issued, sold or otherwise disposed of in connection with the acquisition of new property, the net income of the property to be so acquired, computed on the same basis as the net income of the Company available for the payment of dividends) is at least equal to two times the annual dividend requirements on all outstanding shares of the Company Preferred Stock and of all stock over which the Company Preferred Stock does not have preference as to the payment of dividends and as to assets, including the shares proposed to be issued, and (ii) the gross income of the Company available for the payment of interest for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance, sale or disposition of such stock (including, in any case in which such stock is to be issued, sold or otherwise disposed of in connection with the acquisition of new property, the gross income of the property to be so acquired, computed on the same basis as the gross income of the Company available for the payment of interest) is at least equal to one and one-half times the aggregate of the annual interest requirements (adjusted by provision for amortization of debt discount and expense or of premium on debt, as the case may be) on all outstanding indebtedness of the Company and the annual dividend requirements (adjusted by provision for amortization of the Company Preferred Stock premium and expense) on all outstanding shares of the Company Preferred Stock and of all stock over which the Company Preferred Stock does not have preference as to the payment of dividends and as to assets, including the shares proposed to be issued; or

               (b) issue, sell or otherwise dispose of any shares of the Company Preferred Stock or issue, sell or otherwise dispose of any stock over which the Company Preferred Stock does not have preference as to the payment of dividends and as to assets, unless, in any such case, the aggregate of the par value of, or stated capital represented by, the outstanding shares of Common Stock and of the surplus of the Company (paid-in, earned and other, if any) shall be not less than the aggregate amount payable in the event of involuntary liquidation upon all outstanding shares of the Company Preferred Stock and of all stock over which the Company Preferred Stock does not have preference as to the payment of dividends and as to assets, including the shares proposed to be issued, provided that no portion of the surplus of the Company utilized to satisfy the foregoing requirement shall be available for dividends or other distributions of assets, by purchase of shares or otherwise, on Common Stock or on any other stock over which the Company Preferred Stock has preference as to the payment of dividends and as to assets until shares of the Company Preferred Stock or of stock over which the Company Preferred Stock does not have preference as to the payment of dividends and as to assets are retired and then only to the extent of the amount payable in the event of involuntary liquidation upon such shares or until and then only to the extent that the par value of, or stated capital represented by, the outstanding shares of Common Stock shall have been increased.

          For the purpose of the foregoing provisions, the following terms shall have the following meanings:

          (1) The term "net income of the Company available for the payment of dividends" shall mean the balance remaining after deducting from the total gross revenues of the Company from all sources the following: (a) all operating expenses and taxes, including charges to income for general taxes and for federal and state taxes measured by income, for retirement or depreciation reserve and for amortization or other disposition of amounts, if any, classified as amounts in excess of original cost of utility plant, (b) the amount, if any, by which the aggregate of the charges to income during the period in question for repairs, maintenance and provision for depreciation is less than the maintenance and replacement requirement embodied in the Indenture, or any indenture supplemental thereto, succeeding the same or in substitution therefor, and
               (c) all interest charges and other income deductions, including charges to income for the amortization of debt discount, premium and expense and of the Company Preferred Stock premium and expense.

          (2) The term "gross income of the Company available for the payment of interest" shall mean the balance remaining after deducting from the total gross revenues of the Company from all sources the following: (a) all operating expenses and taxes, including charges to income for general taxes and for federal and state taxes measured by income, for retirement or depreciation reserve and for amortization or other disposition of amounts, if any, classified as amounts in excess of original cost of utility plant and (b) the amount, if any, by which the aggregate of the charges to income during the period in question for repairs, maintenance and provision for depreciation is less than the maintenance and replacement requirement embodied in the Indenture, or any indenture supplemental thereto, succeeding the same or in substitution therefor.

          (3) The term "accrued dividends" shall be deemed to mean in respect of any share of any series of the Company Preferred Stock as of any given date, the amount, if any, by which the product of the rate of dividend per annum, determined upon the shares of such series, multiplied by the number of years and any fractional part of a year which shall have elapsed from the date after which dividends on such stock became cumulative to such given date, exceeds the total dividends actually paid on such stock and the dividends declared and set apart for payment. Accumulations of dividends shall not bear interest.

          The term "outstanding", whenever used herein with respect to shares of the Company Preferred Stock or of any other class of stock which are by their terms redeemable, or with respect to bonds or other evidences of indebtedness shall not include any such shares or bonds or evidences of indebtedness which have been called for redemption in accordance with the provisions applicable thereto, of which call for redemption notice shall have been given, as required by such provisions and for the redemption of which a sum of money sufficient to pay the amount payable on such redemption shall have been deposited with a bank or trust company, irrevocably in trust for such purpose, or any bonds or other evidences of indebtedness for the payment of which at maturity provision has been made in a similar manner.

          The term "capital represented by" whenever used herein with respect to shares of stock of the Company shall mean at any time the amount paid in on or contributed, transferred or otherwise then held and recorded or accounted for, as permitted by the provisions of law applicable thereto, as capital with respect to said shares.

                     COMMON STOCK

          Each share of Common Stock of the Company shall be equal to every other share of said stock in every respect. The entire consideration received for shares of Common Stock shall be capital.

                VOTING POWERS GENERALLY

          At all meetings of the shareholders of the Company, the holders of the Preferred Stock and the holders of Common Stock shall be entitled on all questions to one vote for each share of stock held by them respectively, regardless of class.

          Whenever and as often as four quarterly dividends payable on the Company Preferred Stock of any series shall be in default, in whole or in part, the holders of the Company Preferred Stock of all series shall have the exclusive right, voting separately and as a single class, to vote for and to elect the smallest number of directors which shall constitute a majority of the then authorized number of directors of the Company, and, in all matters other than the election of directors, each holder of one or more shares of the Company Preferred Stock shall be entitled to one vote for each such share of stock held. In the event of defaults entitling the holders of Company Preferred Stock to elect a majority of the directors as aforesaid, the holders of the Common Stock shall, subject to the prior rights of the holders of the Preference Stock, have the exclusive right, voting separately and as a class, to vote for and to elect the greatest number of directors which shall constitute a minority of the then authorized number of directors of the Company, and, in all matters other than the election of directors, each holder of Common Stock shall be entitled to one vote for each such share of stock held. The right of the holders of the Company Preferred Stock to elect a majority of the directors, however, shall cease when all defaults in the payment of dividends on their stock shall have been cured, and such dividends shall be declared and paid out of any funds legally available therefor as soon as, in the judgment of the Board of Directors, is reasonably practicable. The terms of office of all persons who may be directors of the Company at the time when the right to elect a majority of the directors shall accrue to the holders of the Company Preferred Stock, as herein provided, shall terminate upon the election of their successors at a meeting of the shareholders of the Company then entitled to vote. Such election shall be held at the next annual meeting of shareholders or may be held at a special meeting of shareholders, which shall be held upon notice as provided in the By-laws of the Company for a special meeting of the shareholders, at the request in writing of the holders of not less than 1,000 shares of the then outstanding Company Preferred Stock entitled to vote addressed to the Secretary of the Company at its principal business office. Any vacancy in the Board of Directors occurring during any period that the Company Preferred Stock shall have elected representatives on the Board shall be filled by a majority vote of the remaining directors (or the one director) representing the class of stock theretofore represented by the director causing the vacancy. Upon the termination of such exclusive right of the holders of the Company Preferred Stock to elect a majority of the directors of the Company, the terms of office of all the directors of the Company shall terminate upon the election of their successors at a meeting of the shareholders of the Company then entitled to vote. Such election shall be held at the next annual meeting of shareholders or may be held at a special meeting of shareholders, which shall be held upon notice as provided in the By-laws of the Company for a special meeting of the shareholders, at the request in writing of the holders of not less than 1,000 shares of the then outstanding Common Stock addressed to the Secretary of the Company at its principal business office.

          At all meetings of the shareholders held for the purpose of electing directors during such times as the holders of the Company Preferred Stock shall have the exclusive right to elect a majority of the directors of the Company, the presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of the Company Preferred Stock shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either class shall not prevent the election at any such meeting, or adjournment thereof, of directors by the other class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting; and provided, further, that, in the absence of a quorum of the holders of stock of either class, a majority of those holders of such stock who are present in person or by proxy shall have the power to adjourn the election of those directors to be elected by that class from time to time without notice, other than announcement at the meeting, until the requisite amount of holders of stock of such class shall be present in person or by proxy.

          At all elections of directors, shareholders will be entitled to as many votes as shall equal the number of their shares of stock multiplied by the number of directors to be elected for whom such shareholders may vote, and they may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as they may see fit.

          For the purposes of the foregoing provisions, the Company Preferred Stock of all series shall be deemed to be a single class.

                  PRE-EMPTIVE RIGHTS

          The holders of shares of Preferred Stock, Class A Preferred Stock, or of Common Stock shall have no pre-emptive rights to subscribe for or purchase any additional issues of shares of the capital stock of the Company of any class now or hereafter authorized or any bonds, debentures, or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of capital stock, or any rights to exchange shares issued for shares to be issued.


                   PREFERENCE STOCK
          Preference Stock Issuable in Series

          The shares of Preference Stock may be divided into and issued in series. Each such series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes, and all shares of the Preference Stock shall be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

          (a)  The rate of dividend;

          (b)  The price at which shares may be redeemed;

          (c) The amount payable upon shares in event of involuntary liquidation;

          (d) The amount payable upon shares in event of voluntary liquidation;

          (e) The terms and conditions, if any, on which shares shall be by their terms convertible into or exchangeable for shares of any other class of stock of the Company;

          (f) The terms and conditions of a sinking or purchase fund, if any, for the redemption or purchase of such shares.

          No change shall be made in any of the rights and preferences of any series of Preference Stock at the time outstanding in those respects in which the shares thereof vary from the shares of other series of Preference Stock at the time outstanding without the affirmative vote in favor thereof of the holders of at least 66-2/3% of the shares of such series of Preference Stock at the time outstanding, in addition to such other vote, if any, as may be required for such change under the applicable provisions of these Articles or of the laws of the State of Michigan at the time applicable thereto.


                   PREFERENCE STOCK
  Authority of Board of Directors as to Other Series

          To the extent that series of Preference Stock have not been established and variations in the relative rights and preferences as between series have not been fixed and determined in these Articles, authority is vested in the Board of Directors of the Company to divide the shares of Preference Stock into and to establish series of Preference Stock, to fix and determine the relative rights and preferences of the shares of any series so established, to issue and sell any and all of the authorized and unissued shares of Preference Stock as shares of any series thereof established by action of the Board of Directors pursuant hereto, and to create a sinking or purchase fund for the redemption or purchase of shares of any series without the necessity of providing a sinking or purchase fund for any other series.


                   PREFERENCE STOCK
                  General Provisions

          The following provisions shall apply to all shares of the Preference Stock irrespective of series:

               (A)  The shares of Preference Stock shall be
          subordinate to the Preferred Stock but in preference to the Common Stock as to the payment of dividends. The holders of the Preference Stock of each series shall be entitled to receive dividends, payable when and as declared by the Board of Directors, at such rates as shall be determined for the respective series, from the date upon which such share shall have been originally issued, before any dividends shall be declared or paid upon or set apart for the Common Stock or any other stock of the Company not having preference over the Preference Stock as to payment of dividends. Such dividends shall be cumulative so that if for any dividend period or periods dividends shall not have been paid or declared and set apart for payment upon all outstanding Preference Stock at the rates determined for the respective series, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends shall be declared or paid upon the Common Stock or any other stock of the Company not having preference over the Preference Stock as to payment of dividends. Dividends shall not be declared and set apart for payment, or paid, on the Preference Stock of any one series, for any dividend period, unless dividends have been or are contemporaneously declared and set apart for payment or paid on the Preference Stock of all series for all dividend periods terminating on the same or an earlier date. As to all series of Preference Stock, the term "dividend period" shall mean any of the four calendar quarters in each year commencing, respectively, the first day of January, April, July and October and the first days of each such calendar quarter shall be the dividend payment dates for the regular quarterly dividends payable for the preceding dividend period of such series.

               (B) When full cumulative dividends as aforesaid upon the Preference Stock of all series then outstanding for all past dividend periods and for the current dividend periods shall have been paid or declared and set apart for payment, the Board of Directors may declare dividends on the Common Stock or any other stock over which the Preference Stock has a preference as to payment of dividends, and no holders of any series of the Preference Stock as such shall be entitled to share therein.

               (C)  The shares of Preference Stock shall be
          subordinate to the Preferred Stock but in preference to the Common Stock upon any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary. Upon any such dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of Preference Stock of each series, without any preference of the shares of any series of Preference Stock over the shares of any other series of Preference Stock, shall be entitled to receive out of the assets of the Company, whether capital, surplus or other, before any distribution of the assets to be distributed shall be made to the holders of Common Stock or of any other stock not having preference as to assets over the Preference Stock, the amount determined to be payable on the shares of such series in the event of voluntary or involuntary liquidation, as the case may be. In case the assets shall not be sufficient to pay in full the amounts determined to be payable on all the shares of Preference Stock in the event of voluntary or involuntary liquidation, as the case may be, then the assets available for such payment shall be distributed ratably among the holders of the Preference Stock of all series in accordance with the amounts determined to be payable on the shares of each series, in the event of voluntary or involuntary liquidation, as the case may be, in proportion to the full preferential amounts to which they are respectively entitled. After payment to the holders of the Preference Stock of the full preferential amounts hereinbefore provided for, the holders of the Preference Stock as such shall have no right or claim to any of the remaining assets of the Company, either upon any distribution of such assets or upon dissolution, liquidation or winding up, and the remaining assets to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding up, may be distributed among the holders of the Common Stock or of any other stock over which the Preference Stock has preference as to assets. Without limiting the right of the Company to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger, or consolidation, the sale of all the property of the Company to, or the merger or consolidation of the Company into or with any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

               (D) At the option of the Board of Directors of the Company, the Company may redeem any series of Preference Stock determined to be redeemable, or any part of any series, at any time at the redemption price determined for such series; provided, however, that not less than thirty nor more than sixty days previous to the date fixed for redemption a notice of the time and place thereof shall be given to the holders of record of the Preference Stock so to be redeemed, by mail or publication, in such manner as may be prescribed by the By-laws of the Company or by resolution of the Board of Directors; and, provided, further, that in every case of redemption of less than all of the outstanding shares of any one series of Preference Stock, the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Directors. At any time after notice of redemption has been given in the manner prescribed by the By-laws of the Company or by resolution of the Board of Directors to the holders of stock so to be redeemed, the Company may deposit, or may cause its nominee to deposit, the aggregate redemption price with some bank or trust Company named in such notice, payable on the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective orders of the holders of the shares so to be redeemed, on endorsement to the Company or its nominee, or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon the deposit of said money as aforesaid, or, if no such deposit is made, upon said redemption date (unless the Company defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be shareholders with respect to said shares and from and after the making of said deposit, or, if no such deposit is made, after the redemption date (the Company not having defaulted in making payment of the redemption price as set forth in such notice), the said holders shall have no interest in or claim against the Company, or its nominee, with respect to said shares, but shall be entitled only to receive said moneys on the date fixed for redemption as aforesaid from said bank or trust Company, or if no such deposit is made, from the Company, without interest thereon, upon endorsement, if required, and surrender of the certificates as aforesaid.

               If such deposit shall be made by a nominee of the Company as aforesaid, such nominee shall upon such deposit become the owner of the shares with respect to which such deposit was made and certificates of stock may be issued to such nominee in evidence of such ownership.

               In case the holder of any such Preference Stock shall not, within six years after said deposit, claim the amount deposited as above stated for the redemption thereof, the Depositary shall upon demand pay over to the Company such amounts so deposited and the Depositary shall thereupon be relieved from all responsibility to the holder thereof.

               Nothing herein contained shall limit any legal right of the Company to purchase any shares of the Preference Stock.

               (E-1)So long as any shares of the Preference Stock are outstanding, the Company shall not, without the affirmative vote in favor thereof of the holders of at least 66-2/3% of the shares of Preference Stock at the time outstanding, adopt an amendment to these Articles if such amendment would either (i) authorize or create, or increase the authorized amount of, any class of stock, other than shares of the Preferred Stock (whether now or hereafter authorized), which is entitled to dividends or assets in priority to the Preference Stock or (ii) change any of the rights and preferences of the then outstanding Preference Stock.

               (E-2)So long as any shares of the Preference Stock are outstanding, the Company shall not, without the affirmative vote in favor thereof of the holders of at least a majority of the shares of Preference Stock at the time outstanding, adopt an amendment to these Articles if such amendment would either (i) increase the authorized amount of Preference Stock or (ii) authorize or create, or increase the authorized amount of, any class of stock, which is entitled to dividends or assets on a parity with the Preference Stock, provided; however, that nothing in this paragraph or in paragraph E-1 above contained shall authorize the adoption of any amendment of these Articles by the vote of the holders of a less number of shares of Preference Stock, or of any other class of stock, or of all classes of stock, than is required for such amendment by the laws of the State of Michigan at the time applicable thereto.



                   PREFERENCE STOCK
                     Voting Powers

          The holders of Preference Stock shall not have any right to vote for the election of directors or for any other purpose, except as otherwise provided by law, as set forth in the two immediately preceding paragraphs and as set forth below. Whenever and as often as six quarterly dividends payable on the Preference Stock of any series shall be in default, in whole or in part, the holders of the Preference Stock of all series shall have the exclusive right, voting separately and as a single class, to vote for and to elect two directors, subject to the prior rights of the holders of the Preferred Stock. In the event of defaults entitling the Preference Stock to elect two directors as aforesaid, the holders of the Common Stock shall have the exclusive right, voting separately and as a class, to elect the remaining number of directors of the Company, subject to the prior rights of the holders of the Preferred Stock. The right of the holders of the Preference Stock to elect two directors, however, shall cease when all defaults in the payment of dividends on their stock shall have been cured, and such dividends shall be declared and paid out of any funds legally available therefor as soon as, in the judgment of the Board of Directors, is reasonably practicable. The terms of office of all persons who may be directors of the Company at the time when the right to elect two directors shall accrue to the holders of the Preference Stock, as herein provided, shall terminate upon the election of their successors at a meeting of the shareholders of the Company then entitled to vote. Such election shall be held at the next annual meeting of shareholders or may be held at a special meeting of shareholders, which shall be held upon notice as provided in the By-laws of the Company for a special meeting of the shareholders, at the request in writing of the holders of not less than 1,000 shares of the then outstanding Preference Stock addressed to the Secretary of the Company at its principal business office. Any vacancy in the Board of Directors occurring during any period when the Preference Stock shall have elected representatives on the Board shall be filled by a majority vote of the remaining directors (or the one director) representing the class of stock theretofore represented by the director causing the vacancy. In the event of simultaneous vacancies among directors elected by the holders of the Preference Stock, an election, pursuant to the provisions of this paragraph, will be held.
Upon the termination of such exclusive right of the holders of the Preference Stock to elect two directors of the Company, the terms of office of all the directors of the Company shall terminate upon the election of their successors at a meeting of the shareholders of the Company then entitled to vote. Such election shall be held at the next annual meeting of shareholders or may be held at a special meeting of shareholders, which shall be held upon notice as provided in the By-laws of the Company for a special meeting of the shareholders at the request in writing of the holders of not less than 1,000 shares of the then outstanding Common Stock addressed to the Secretary of the Company at its principal business office.

          At all meetings of the shareholders held for the purpose of electing directors during such times as the holders of the Preference Stock shall have the exclusive right to elect two of the directors of the Company, the presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of Preference Stock of all series shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either class shall not prevent the election at any such meeting, or adjournment thereof, of directors by the other class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting; and provided, further, that, in the absence of a quorum of the holders of stock of either class, a majority of those holders of such stock who are present in person or by proxy shall have the power to adjourn the election of those directors to be elected by that class from time to time without notice, other than announcement at the meeting, until the requisite amount of holders of stock of such class shall be present in person or by proxy.

          At all elections of directors, each shareholder will be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of directors to be elected for whom such shareholder may vote, and he may cast all of such votes for a single director or may distribute them between the two directors to be voted for, as he may see fit.

          For the purposes of the foregoing provisions, the Preference Stock of all series shall be deemed to be a single class.


                   PREFERENCE STOCK
                  Pre-emptive Rights

          The holders of shares of Preference Stock shall have no pre-emptive rights to subscribe for or purchase any additional issues of shares of the capital stock of the Company of any class now or hereafter authorized or any bonds, debentures or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of capital stock, or any rights to exchange shares issued for shares to be issued.

                     ARTICLE VIII

          Each director shall be a shareholder of the Company and any Director ceasing to be a shareholder shall thereupon immediately cease to be a Director.

Signed January 31, 1994



/s/ Michael G. Morris

Michael G. Morris
President and Chief Executive Officer